UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2007

HOUSERAISING, INC.
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(Exact Name of Registrant as Specified in Charter)

North Carolina
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(State or Other Jurisdiction of Incorporation)

000-50701
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(Commission File Number)

56-2253025
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(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
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(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
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(Registrant's Telephone Number, Including Area Code)
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(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2007, the Board of Directors of the Registrant took action to authorize a form of Director and Officer Indemnification Agreement (the”Agreement”), a copy of which is attached as Exhibit 10.1 hereto, to be entered into among the members of the Board of Directors and the Registrant, and certain key officers and the Registrant. Pursuant to the Agreement, the Registrant will indemnify and hold harmless the Indemnitee to the fullest extent permitted by the laws of the State of North Carolina. In addition, the Indemnitee shall be entitled to the right to be advanced by the Registrant any expenses, including attorneys’ and experts’ fees, expenses and charges and all other costs, expenses and obligations paid or incurred in connection with investigating, defending or participating in a claim.

The Director and Officer Indemnification Agreement will supplement the Registrant’s currently in place director and officer liability insurance policy.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2007, the Board of Directors of the Registrant took action to authorize an amendment to the Registrant’s By-Laws, effective as of December 11, 2007, which creates a new Article Nine entitled “Indemnification of Directors, Officers, Employees, and Other Agents.” Pursuant to the new Article Nine, a copy of which is attached as Exhibit 10.2 hereto, the Registrant shall, to the maximum extent and in the manner permitted by the North Carolina Business Corporation Act, indemnify each of its directors and officers, among others, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Article Nine shall be paid by the Registrant in advance of the final disposition of such action or proceeding upon an undertaking by the indemnified party to repay such amount if it is ultimately determined the indemnified party is not entitled to indemnification pursuant to Article Nine.

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Form of Director and Officer Indemnification Agreement

10.2	New Article Nine of the Company’s By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOUSERAISING, INC.

Date: December 17, 2007	By:	/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman, CEO and President